Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Fourth Quarter and Full Year 2013

Mediacom Park, NY – February 24, 2014 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months and year ended December 31, 2013. These results for Mediacom Broadband LLC and Mediacom LLC remain subject to adjustments based upon completion of their respective audits for the year ended December 31, 2013.

Mediacom Broadband LLC*

Fourth Quarter 2013 Highlights:

•	Revenues were $231.9 million, reflecting a 1.5% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $92.2 million, reflecting a 1.2% increase from the prior year period

•	Free cash flow of $38.8 million, compared to $30.8 million in the prior year period

Full Year 2013 Highlights:

•	Revenues were $918.6 million, reflecting a 2.4% increase from the prior year

•	OIBDA was $351.4 million, reflecting a 1.7% increase from the prior year

•	Free cash flow of $99.1 million, compared to $73.0 million in the prior year

Mediacom LLC*

Fourth Quarter 2013 Highlights:

•	Revenues were $175.7 million, reflecting a 2.3% increase from the prior year period

•	Adjusted OIBDA was $73.4 million, reflecting a 2.3% increase from the prior year period

•	Free cash flow of $25.4 million, compared to $23.7 million in the prior year period

Full Year 2013 Highlights:

•	Revenues were $698.9 million, reflecting a 2.5% increase from the prior year

•	Adjusted OIBDA was $283.9 million, reflecting a 2.2% increase from the prior year

•	Free cash flow of $71.7 million, compared to $80.2 million in the prior year

About Mediacom

Mediacom Communications Corporation is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant customer concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of information, communications and entertainment services, including video, high-speed data and phone, and provides innovative broadband communications solutions through its Mediacom Business division that can be tailored to any size business. Mediacom Communications’ advertising sales and productions services are sold under its OnMedia division. More information about Mediacom Communications is available at www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Mark E. Stephan	Thomas J. Larsen
Executive Vice President and Chief Financial Officer	Group Vice President, Legal and Public Affairs
(845) 443-2640	(845) 443-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,
	2013	2012	% Change
Video	$112,864	$114,620	(1.5)%
High-speed data	63,120	58,362	8.2%
Phone	16,015	16,428	(2.5)%
Business services	27,102	22,453	20.7%
Advertising	12,815	16,608	(22.8)%

Total revenues	$231,916	$228,471	1.5%
Service costs	(88,480)	(86,837)	1.9%
SG&A expenses	(46,944)	(46,726)	0.5%
Management fees	(4,300)	(3,800)	13.2%

OIBDA (a)	$92,192	$91,108	1.2%
Cash interest expense (a)	(22,228)	(24,852)	(10.6)%
Capital expenditures (b)	(26,709)	(30,987)	(13.8)%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$38,755	$30,769	26.0%

OIBDA margin (c)	39.8%	39.9%

	December 31, 2013		December 31, 2012
Video customers	528,000		558,000
High-speed data (“HSD”) customers	534,000		505,000
Phone customers	207,000		190,000

Primary service units (“PSUs”)	1,269,000		1,253,000

Video customer declines	(7,000)		(9,000)
HSD customer increases	5,000		4,000
Phone customer increases	3,000		1,000

Quarterly PSU increases (declines)	1,000		(4,000)

Customer relationships (d)	710,000		708,000

Average total monthly revenue per:
Video customer (e)	$145.45		$135.39
PSU (f)	$60.94		$60.68
Customer relationship (g)	$108.88		$107.26

	December 31, 2013		December 31, 2012
Bank credit facility	$1,608,000		$1,659,000
6 3⁄8% senior notes due 2023	300,000		300,000

Total indebtedness	$1,908,000		$1,959,000

Total leverage ratio (h)	5.17	x	5.38	x
Interest coverage ratio (i)	4.15	x	3.67	x

*	See Tables 3 and 7.

TABLE 2*

Mediacom Broadband LLC

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012	% Change
Video	$456,324	$464,732	(1.8)%
High-speed data	247,463	226,711	9.2%
Phone	65,581	66,552	(1.5)%
Business services	101,120	83,795	20.7%
Advertising	48,126	55,630	(13.5)%

Total revenues	$918,614	$897,420	2.4%
Service costs	(365,436)	(356,915)	2.4%
SG&A expenses	(185,188)	(180,736)	2.5%
Management fees	(16,600)	(14,335)	15.8%

OIBDA (a)	$351,390	$345,434	1.7%
Cash interest expense (a)	(90,871)	(107,452)	(15.4)%
Capital expenditures (b)	(143,444)	(146,988)	(2.4)%
Dividend to preferred members	(18,000)	(18,000)	—

Free cash flow (a)	$99,075	$72,994	35.7%

OIBDA margin (c)	38.3%	38.5%

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Free cash flow	$38,755	$30,769	$99,075	$72,994
Capital expenditures	26,709	30,987	143,444	146,988
Dividend to preferred members	4,500	4,500	18,000	18,000
Other expense, net	(846)	(372)	(1,793)	(1,483)
Loss on early extinguishment of debt (j)	—	(5,901)	—	(7,776)
Changes in assets and liabilities, net	(7,708)	(2,441)	(10,634)	2,315

Net cash flows provided by operating activities	$61,410	$57,542	$248,092	$231,038

OIBDA	$92,192	$91,108	$351,390	$345,434
Depreciation and amortization	(39,221)	(38,494)	(156,397)	(151,240)

Operating income	$52,971	$52,614	$194,993	$194,194

Cash interest expense	$22,228	$24,852	$90,871	$107,452
Amortization of deferred financing costs	1,284	1,363	5,332	5,109

Interest expense, net	$23,512	$26,215	$96,203	$112,561

*	See Tables 3 and 7.

TABLE 4*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,
	2013	2012	% Change
Video	$87,198	$88,543	(1.5)%
High-speed data	52,075	48,360	7.7%
Phone	14,481	14,993	(3.4)%
Business services	17,532	15,112	16.0%
Advertising	4,366	4,770	(8.5)%

Total revenues	$175,652	$171,778	2.3%
Service costs	(73,667)	(72,196)	2.0%
SG&A expenses	(29,929)	(29,462)	1.6%
Management fees	(3,200)	(2,900)	10.3%

OIBDA (a)	$68,856	$67,220	2.4%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$73,356	$71,720	2.3%
Cash interest expense (a)	(22,565)	(22,812)	(1.1)%
Capital expenditures (b)	(25,365)	(25,226)	0.6%

Free cash flow (a)	$25,426	$23,682	7.4%

Adjusted OIBDA margin (k)	41.8%	41.8%

	December 31, 2013		December 31, 2012
Video customers	417,000		442,000
High-speed data (“HSD”) customers	431,000		410,000
Phone customers	179,000		166,000

Primary service units (“PSUs”)	1,027,000		1,018,000

Video customer declines	(8,000)		(10,000)
HSD customer increases	4,000		2,000
Phone customer increases	3,000		—

Quarterly PSU declines	(1,000)		(8,000)

Customer relationships (d)	575,000		571,000

Average total monthly revenue per:
Video customer (e)	$139.08		$128.10
PSU (f)	$56.98		$56.03
Customer relationship (g)	$102.18		$100.10

	December 31, 2013		December 31, 2012
Bank credit facility	$852,000		$922,000
9 1⁄8% senior notes due 2019	350,000		350,000
7 1⁄4% senior notes due 2022	250,000		250,000

Total indebtedness	$1,452,000		$1,522,000

Total leverage ratio (h)	4.95	x	5.31	x
Interest coverage ratio (i)	3.25	x	3.14	x

*	See Tables 6 and 7.

TABLE 5*

Mediacom LLC

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012	% Change
Video	$353,170	$359,804	(1.8)%
High-speed data	204,281	187,473	9.0%
Phone	59,296	60,724	(2.4)%
Business services	66,354	56,990	16.4%
Advertising	15,760	16,692	(5.6)%

Total revenues	$698,861	$681,683	2.5%
Service costs	(301,261)	(295,067)	2.1%
SG&A expenses	(119,294)	(114,992)	3.7%
Management fees	(12,400)	(11,885)	4.3%

OIBDA (a)	$265,906	$259,739	2.4%
Investment income from affiliate	18,000	18,000	—

Adjusted OIBDA (a)	$283,906	$277,739	2.2%
Cash interest expense (a)	(91,297)	(92,560)	(1.4)%
Capital expenditures (b)	(120,943)	(104,976)	15.2%

Free cash flow (a)	$71,666	$80,203	(10.6)%

Adjusted OIBDA margin (k)	40.6%	40.7%

TABLE 6

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Free cash flow	$25,426	$23,682	$71,666	$80,203
Capital expenditures	25,365	25,226	120,943	104,976
Other expense, net	(48)	(40)	(1,702)	(1,591)
Changes in assets and liabilities, net	24,726	4,145	5,368	(10,714)

Net cash flows provided by operating activities	$75,469	$53,013	$196,275	$172,874

Adjusted OIBDA	$73,356	$71,720	$283,906	$277,739
Investment income from affiliate	(4,500)	(4,500)	(18,000)	(18,000)

OIBDA	$68,856	$67,220	$265,906	$259,739
Depreciation and amortization	(28,973)	(28,595)	(115,341)	(115,324)

Operating income	$39,883	$38,625	$150,565	$144,415

Cash interest expense	$22,565	$22,812	$91,297	$92,560
Amortization of deferred financing costs	773	800	3,146	3,308

Interest expense, net	$23,338	$23,612	$94,443	$95,868

*	See Tables 6 and 7.

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 6.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 7 for information about our use of Non-GAAP financial measures.

(b)	Capital expenditures for the three months ended December 31, 2013 exclude changes in accrued property, plant and equipment, which represented cash uses of $3.3 million and $1.6 million for Mediacom Broadband LLC and Mediacom LLC, respectively. Capital expenditures for the year ended December 31, 2013 exclude changes in accrued property, plant and equipment, which represented cash uses of $2.6 million and $0.8 million for Mediacom Broadband LLC and Mediacom LLC, respectively.

Capital expenditures for the three months ended December 31, 2012 exclude changes in accrued property, plant and equipment, which represented cash uses of $3.3 million and $0.9 million for Mediacom Broadband LLC and Mediacom LLC, respectively. Capital expenditures for the year ended December 31, 2012 exclude changes in accrued property, plant and equipment, which represented cash uses of $8.8 million and $3.4 million for Mediacom Broadband LLC and Mediacom LLC, respectively.

(c)	Represents OIBDA as a percentage of total revenues.

(d)	Represents the total number of customers that take at least one service, without regard to which service(s) customers purchase.

(e)	Represents average total monthly revenues for the quarter divided by average video customers for such quarter.

(f)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.

(g)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.

(h)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(i)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.

(j)	Reflects the cash portion of loss on early extinguishment, net, and excludes non-cash write-offs of $2.8 million and $3.3 million of deferred financing costs during the three months and year ended December 31, 2012, respectively.

(k)	Represents Adjusted OIBDA as a percentage of total revenues.